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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                ---------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported)     September 14, 2001



                           DYNEGY DANSKAMMER, L.L.C.
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            (Exact Name of Registrant as Specified in its Charter)


             Delaware                  333-64842-02             76-065670
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  (State or Other Jurisdiction      (Commission File          (IRS Employer
        of Incorporation)                Number)           Identification No.)


                   994 River Road, Newburgh, New York 12550
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         (Address of Principal Executive Offices, including Zip Code)



Registrant's telephone number, including area code          (845) 561-2468
                                                    ----------------------------
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Item 5.  Other Events.
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     Dynegy Danskammer, L.L.C., together with its wholly owning parent corporation, Dynegy Holdings Inc., and another of Dynegy Holdings' wholly owned subsidiaries, Dynegy Roseton, L.L.C., due to the closure of the financial markets and concurrent problems with mail delivery services, have extended the expiration date of the exchange offer they commenced on August 7, 2001 from 5:00 p.m., New York City time, on September 14, 2001, until 5:00 p.m., New York City time, on September 28, 2001. The exchange offer consists of an offer to exchange $250,000,000 7.27% Series A Pass Through Certificates due November 8, 2010 and $550,400,000 7.67% Series B Pass Through Certificates due November 8, 2016 for identical principal amounts of 7.27% Series A Pass Through Certificates due November 8, 2010 and 7.67% Series B Pass Through Certificates due November 8, 2016, respectively, which have been registered under the Securities Act of 1933, as amended. All other terms of the exchange offer remain unchanged.

     The Chase Manhattan Bank is the exchange agent for the exchange offer. All executed letters of transmittal should be sent to the exchange agent at 55 Water Street, Room 234, New York, New York 10041, Attention: Victor Matis (facsimile:
(212) 638-7380; phone: (212) 638-0459). In addition, questions and requests for assistance, requests for copies of the prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the above address.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        DYNEGY DANSKAMMER, L.L.C.


                                        By:  /s/ Lisa Q. Metts
                                             ---------------------------------
                                                 Lisa Q. Metts
                                                 Vice President and
                                                 Assistant Secretary

Date:  September 17, 2001